FIRST AMENDMENT TO

AMENDED AND RESTATED LOAN AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this "Agreement") is made and entered into as of August 31, 2023, by and among IntelGenx Corp., a Delaware corporation (the "Borrower"), and ATAI Life Sciences AG (the "Lender").

W I T N E S S E T H :

WHEREAS, the Borrower and the Lender have executed and delivered that certain Amended and Restated Loan Agreement, dated as of September 14, 2021 (the "Existing Loan Agreement" and, as further amended by this Agreement, the "Loan Agreement");

WHEREAS, IntelGenx Technologies Corp. ("IntelGenx"), an affiliate of the Borrower, has issued convertible promissory notes pursuant to that certain Subscription Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the "Subscription Agreement"); and

WHEREAS, in connection with the transactions contemplated by the Subscription Agreement, IntelGenx, the Borrower and the Lender have executed and delivered that certain Letter Agreement dated as of the date hereof (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the "Letter Agreement").

WHEREAS, in connection with the transactions contemplated by the Subscription Agreement, the Borrower has requested that Lender amend certain provisions of the Existing Loan Agreement as set forth herein, and the Lender has agreed to such amendments, subject to the terms and conditions hereof.

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the Borrower and Lender hereby covenant and agree as follows:

SECTION 1. Definitions.  Unless otherwise specifically defined herein, each term used herein (and in the recitals above) which is defined in the Loan Agreement shall have the meaning assigned to such term in the Loan Agreement.

SECTION 2. Amendments to Existing Loan Agreement.

(a) The definition of "Maturity Date" set forth in Section 1.1 of the Loan Agreement is hereby amended in its entirety as follows:

"Maturity Date" means January 5, 2025.

(b) Section 8.1.2 of the Loan Agreement is hereby amended in its entirety as follows:

"8.1.2 if a default occurs in the observance or performance of any other covenant, condition or agreement of the Borrower under (x) this Agreement or any other Loan Document, and such default continues for a period of thirty (30) calendar days following delivery or written notice of such default by the Lender (y) that certain Subscription Agreement, dated as of the date hereof (the "Subscription Agreement"), by the subscribers signatory thereof and acknowledged by the Borrower, or any other Subscription Document (as defined in the Subscription Agreement), and such default continues for a period of ten (10) calendar days, or (z) the Letter Agreement, and such default continues for a period of ten (10) calendar days;"

(c) Section 8.1.5 of the Loan Agreement is hereby amended in its entirety as follows:

"8.1.5 if any material representation or warranty made by the Borrower herein or in any agreement, undertaking, certificate, statement or report furnished in connection herewith is found to be false or incorrect in any way so as to make it materially misleading when made or when deemed to have been made and such default continues for a period of three (3) calendar days following delivery of written notice of such default by the Lender;"

(d) Section 8.1.6 of the Loan Agreement is hereby amended in its entirety as follows:

"8.1.6 if this Agreement, or any part hereof shall, at any time after its execution and delivery and for any reason, cease in any way to be in full force and effect or to be a legal, valid and binding obligation of the Borrower or if it becomes unlawful for the Borrower to perform or comply with any and all of its obligations under this Agreement, or if the validity or enforceability of any of this Agreement is disputed in any manner by the Borrower, and such default is not capable of being remedied, or if capable of being remedied, such default continues for a period of thirty (30) calendar days following delivery of written notice of such default by the Lender, provided that, the Borrower shall forthwith notify the Lender in the event that it becomes aware that this Agreement, or any part hereof, has ceased in any way to be in full force and effect or to be a legal, valid and binding obligation of the Borrower or it has become unlawful for the Borrower to perform or comply with any and all of its obligations under this Agreement;"

(e) Section 8.2 of the Loan Agreement is hereby amended in its entirety as follows:

"8.2 Enforcement. Upon the occurrence of an Event of Default that is continuing (and in respect of which any applicable cure period has expired without the applicable default having been cured within such cure period), all of the Obligations, at the Lender's option, shall become due and payable and the Lender may, at its option, without presentment, demand, protest or any other notice of any kind, proceed to enforce payment and performance of the Obligations and to exercise any or all of the rights and remedies contained in this Agreement, any Loan Document and the Deed of Hypothec, or otherwise afforded by Applicable Law, in equity or otherwise. The Lender expressly retains all rights and remedies not inconsistent with the provisions in this Agreement."

SECTION 3. Conditions Precedent.  This Agreement shall become effective only upon satisfaction of each of the following conditions precedent:

(a) execution and delivery of this Agreement by the Borrower and the Lender;

(b) execution and delivery of the Subscription Agreement and the Subscription Documents (as defined in the Subscription Agreement) in form and substance satisfactory to the Lender;

(c) execution and delivery of the Letter Agreement in form and substance satisfactory to the Lender;

(d) execution and delivery of that certain Deed of Hypothec on non-licensed Intellectual Property by the Borrower and the Lender, in form and substance satisfactory to the Lender; and

(e) the Borrower shall have paid or reimbursed all costs expenses of the Lender incurred in connection with the Obligations, the Loan Agreement and this Agreement as required pursuant to the Loan Agreement, including without limitation, fees and expenses of counsel.

SECTION 4. Miscellaneous.

(a) Compliance.  The Borrower agrees to comply with the applicable terms, provisions, and conditions of the Loan Agreement and the other Loan Documents, after giving effect to the terms of this Agreement, notwithstanding any prior conduct of the Lender or any course of dealing among the Lender and the Borrower prior to the date hereof to the contrary.

(b) No Default or Event of Default.  To induce the Lender to enter into this Agreement and to continue to make advances pursuant to the Loan Agreement (subject to the terms and conditions thereof), the Borrower hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists no default or Event of Default under the Loan Agreement or any other Loan Document.

(c) Loan Document.  For avoidance of doubt, each of the parties hereto hereby acknowledges and agrees that this Agreement is a "Loan Document" (as defined in the Loan Agreement).

(d) Effect of Agreement.  Except as set forth expressly hereinabove, all terms of the Loan Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding, and enforceable obligations of the Borrower.

(e) Ratification.  The Borrower (i) hereby restates, ratifies, and reaffirms each and every term, covenant, and condition set forth in the Loan Agreement or any of the other Loan Documents to which it is a party effective as of the date hereof and (ii) restates and renews each and every representation and warranty in all material respects heretofore made by it in the Loan Agreement and the other Loan Documents as fully as if made on the date hereof and with specific reference to this Agreement and any other Loan Documents executed or delivered in connection herewith (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).

(f) Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.  This Agreement may be executed by each party on separate copies, which copies, when combined so as to include the signatures of all parties, shall constitute a single counterpart of the Agreement.

(g) Further Assurances.  The Borrower agrees to take, at its expense, such further actions as the Lender shall reasonably request from time to time to evidence the agreements set forth herein and the transactions contemplated hereby.

(h) Governing Law.  This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of New York, but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.  Sections 12, 13 and 17 of the Loan Agreement are hereby incorporated herein by reference mutatis mutandis.

(i) Severability.  Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

[SIGNATURES ON FOLLOWING PAGES.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed by its duly authorized officer as of the day and year first above written.

BORROWER:

INTELGENX CORP.

By:
Name:
Title:

Signature Page to First Amendment

LENDER:

ATAI LIFE SCIENCES AG

By:
Name:
Title:

Signature Page to First Amendment